Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 109 to the Registration Statement on Form N-1A of Fidelity Capital Trust: Fidelity Capital Appreciation Fund and Fidelity Focused Stock Fund of our reports dated December 11, 2012; Fidelity Disciplined Equity Fund of our report dated December 14, 2012; and Fidelity Value Fund of our report dated December 12, 2012 on the financial statements and financial highlights included in the October 31, 2012 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts December 21, 2012